SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM 8-K




                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported): December 9, 1996



                         THE TJX COMPANIES, INC.
            (Exact name of registrant as specified in charter)


           DELAWARE                     1-4908               04-2207613
 State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
      of incorporation)                                 Identification No.)



770 Cochituate Road, Framingham, MA                           01701
(Address of principal executive offices)                    (Zip Code)



    Registrant's telephone number, including area code:  (508)390-2662













                                Page 2.

Item 2.      Acquisition or Disposition of Assets

       Sale of Chadwick's of Boston business. On December 9, 1996 (the "Closing Date"), The TJX Companies, Inc., a Delaware corporation (the "Registrant") and two subsidiaries of the Registrant completed the sale (the "Asset Sale") to Brylane L.P., a Delaware limited partnership ("Brylane") of substantially all of the assets (the "Assets") of the Registrant's Chadwick's of Boston apparel catalog business, excluding the approximately $125,000,000 of consumer credit card receivables of the Chadwick's business, which will be retained by the Registrant and collected when due. The sale was effected pursuant to an Asset Purchase Agreement dated as of October 18, 1996 (the "Chadwick's Agreement") among the Registrant, the Registrant's wholly-owned subsidiary Chadwick's, Inc. ("Chadwick's") and Brylane and an Asset Purchase Agreement dated as of October 18, 1996 between Chadwick's wholly-owned subsidiary CDM Corp. and Brylane (together, the "Asset Purchase Agreements"). The purchase price for the Assets is $222,800,000 in cash plus a Convertible Subordinated Note due 2006 of Brylane (the "Convertible Note") that has a principal amount equal to $20,000,000. The Convertible Note is convertible into 727,273 limited partnership units of Brylane ("Partnership Units") (subject to adjustment) at any time at the option of the holder. Brylane will also assume certain liabilities of the Chadwick's of Boston business. The cash portion of the purchase price is subject to adjustment following the Closing Date in accordance with the Asset Purchase Agreements. The terms of the sale, including the consideration, were determined by arm's length negotiations between unrelated parties. The Registrant used proceeds from the sale to retire the outstanding balance of $160 million on its $375 million term loan incurred to acquire Marshalls in November 1995. This prepayment along with the $200 million prepaid earlier in November 1996 will result in an extraordinary after-tax charge of $2.7 million in the Registrant's fourth quarter period ending January 25, 1997.

       The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreements, both of which have been filed previously.



















                                Page 3.


Item 7.      Financial Statements, Pro Forma Financial Information and
             Exhibits.

       (c)   Pro Forma Financial Information.

             The pro forma financial information required to be furnished by the Registrant with respect to the transaction described in Item 2 above is incorporated herein by reference to Item 5 of Part II and pages F-1 through F-8 of the Form 10-Q filed for the quarter ended October 26, 1996.

       (c)   Exhibits.

       99.1. Press Release issued by the Registrant on December 9, 1996.

       99.2 Pages F-1 through F-8 of the Form 10-Q filed for the quarter ended October 26, 1996.

































                                Page 4.


                               SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         THE TJX COMPANIES, INC.



                         By: /s/ Donald G. Campbell
                             Name: Donald G. Campbell
                             Title: Executive Vice President-Finance




Date:  December 20, 1996





























                             EXHIBIT INDEX



Exhibit No.               Description of Exhibits


    (c)             Exhibits

   99.1             Press Release issued by the Registrant on December
                    9, 1996

   99.2 Pages F-1 through F-8 of the Form 10-Q filed for the quarter ended October 26, 1996.